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                             KOLL REAL ESTATE GROUP

                                 RETIREMENT PLAN

                                 AMENDMENT NO. 1

         The Koll Real Estate Group Retirement Plan (the "Plan"), as originally effective as of January 1, 1989, is hereby amended, effective as of the dates set forth below, as follows:

   1. Section 1.3 of the Plan is hereby amended in its entirety, effective as of January 1, 2000, to read as follows:

         "ACTUARIAL EQUIVALENT. "Actuarial Equivalent" shall mean the equivalent of a given benefit, or a given amount, payable in another manner. Determination of a Participant's vested accrued benefit for purposes other than a lump sum payment shall be based on an interest rate of 7.5% and mortality specified in the 1984 Unisex Pension Table.

         In the case of a Participant who has not reached his Early Retirement Date and who has elected to receive a Disability Retirement Benefit under Section 3.5, the ages in the table specified above will be set forward 5 years in the calculation of the Disability Retirement Benefit of such Participant.

         For purposes of determining (i) whether the present value of a Participant's accrued benefit exceeds $5,000 for purposes of Section
         3.13 and (ii) the amount of a lump sum benefit, the Actuarial Equivalent shall be calculated using the Applicable Interest Rate under
         Section 417(e) of the Code for the second full calendar month before the date of distribution, and the Applicable Mortality Table under
         Section 417(e) of the Code.

         Notwithstanding any other provision of the Plan to the contrary, the present value of the accrued lump sum retirement benefit due an Employee who became a Participant prior to January 1, 2000 shall not be less than the present value of such Participant's vested accrued benefit as of December 31, 1999 utilizing an interest rate that is equal to 7.5% (provided the interest rate used shall be no greater than the immediate or deferred rate, in effect as of the first day of each Plan Year, whichever is appropriate, used by the Pension Benefit Guaranty Corporation to determine the present value of a lump sum distribution upon plan termination) and mortality table specified above for purposes other than a lump sum payment."

   2. Section 1.26(d) of the Plan is hereby amended in its entirety, effective as of January 1, 1997, to read as follows:

         "(d) a Leased Employee. For these purposes a Leased Employee means any person, other than a common law employee of a Company, who pursuant to an agreement between that Company and any other person ("leasing organization") has performed services for the recipient Company (or for such recipient and one


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         or more related persons determined in accordance with Code Section
         414(n)(6)) on a substantially full-time basis for a period of at least one (1) year (as determined in accordance with the applicable provisions of the proposed Income Tax Regulations section 1.414(n)-1(b)(10)), and such services are performed under the primary direction or control of the recipient Company, unless such individual is covered by a money purchase plan maintained by the leasing organization and meeting the requirements of Code Section 414(n)(5)(B), and leased employees do not constitute more than 20% of all Non-Highly Compensated Employees of all Affiliated Companies within the meaning of Code Section 414(n)(5)(C)(ii)."

   3. Section 1.42 of the Plan is hereby amended, effective as of January 1, 1999, by adding the following sentence:

         "Effective January 1, 1999, "Plan" shall mean the California Coastal Communities, Inc. Retirement Plan, as amended and restated from time to time."

   4. Section 3.6 of the Plan is hereby amended, effective as of January 1, 1998, by substituting the number "$5,000" for the number "$3,500" wherever the latter appears therein.

   5. Section 3.7 of the Plan is hereby amended, effective as of January 1, 1997, by adding a new subsection (g) as follows:

         "(g) Waiver of Notice. The Annuity Starting Date for a distribution in a form other than a Qualified Joint and Survivor Annuity may be less than 30 days after receipt of the written explanation described in subsection (e) above provided: (a) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) to a form of distribution other than a Qualified Joint and Survivor Annuity; (b) the Participant is permitted to revoke any affirmative distribution election at least until the annuity starting date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; and (c) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant."

   6. Section 3.13 of the Plan is hereby amended, effective as of January 1, 1998, by substituting the number "$5,000" for the number "$3,500" wherever the latter appears therein.

   7. Section 3.15(b) of the Plan is hereby amended, effective as of January 1, 1997, by adding the following paragraphs:

         "Notwithstanding the above, in the case of an individual who is not a 5% owner and who attains age seventy and one-half (70 1/2) on or after January 1, 1999, the benefit of such Participant shall be distributed, or commence to be distributed, not later than the first day of April following the later of the calendar year of termination of employment or the calendar year in which the Participant attains age seventy and one-half (70 1/2).

                                       2.
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         A Participant is treated as a 5-percent owner for purposes of this section if such Participant is a 5-percent owner as defined in section 416 of the Code at any time during the plan year ending with or within the calendar year in which such owner attains age 70 1/2. Once distributions have begun to a 5-percent owner under this section, they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

         Except with respect to a 5-percent owner, a Participant's accrued benefit is actuarially increased to take into account the period after age 70 1/2 in which the Employee does not receive any benefits under the Plan."

   8. Section 6.1 of the Plan is hereby amended, effective as of January 1, 1997, by adding the following paragraph to the definition of "Compensation:"

         "For Limitation Years beginning after December 31, 1997, for purposes of applying the limitations of this section, compensation paid or made available during such Limitation Year shall include any Elective Deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Sections 125 or 457."

   9. Section 6.4.5 of the Plan is hereby amended, effective as of January 1, 1999, by adding the following sentence:

         "For Limitation Years beginning after December 31, 1999, the additional limitation as prescribed in this section shall not apply."

   10. Article X of the Plan is hereby amended, effective as of December 12, 1994, by adding a new Section 10.17 to read as follows:

         "Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code."

   11. Section 14.4.3 of the Plan is hereby amended, effective as of January 1, 1998, by substituting the number "$5,000" for the number "$3,500" wherever the latter appears therein.

   12. Section 14.4.3(h) of the Plan is hereby amended, effective as of January 1, 2000, by adding the replacing the third and fourth sentences with the following:

         "For purposes of this section, the actuarial equivalent shall be calculated using the Applicable Interest Rate under Section 417(e) of the Code for the second full calendar month before the date of distribution, and the Applicable Mortality Table under Section 417(e) of the Code.

         Notwithstanding the preceding sentence, the present value of the accrued lump sum retirement benefit due an Employee who is entitled to a monthly benefit under this Section 14.4.3 shall not be less than the present value of such

                                       3.
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         Participant's vested accrued benefit as of December 31, 1999 utilizing an interest rate that is not greater than the immediate or deferred rate, in effect on January 1 of the year in which the Annuity Starting Date occurs, used by the Pension Benefit Guaranty Corporation to determine the present value of a lump sum distribution upon plan termination) and the UP-1984 Mortality Table."

   13. Except as modified by this Amendment No. 1, all the terms and provisions of the Plan, as previously amended, shall continue in full force and effect.

         IN WITNESS WHEREOF, California Coastal Communities, Inc., has caused this instrument to be executed on its behalf by its duly authorized officer as of this 14th day of December, 1999.



                                   CALIFORNIA COASTAL COMMUNITIES, INC.

                                   BY:  /s/ RAYMOND J. PACINI
                                        --------------------------------------

                                   TITLE:  PRESIDENT & CHIEF EXECUTIVE OFFICER


                                       4.